Aston Funds (formerly known as ABN AMRO Funds)

EXHIBIT TO ITEM 77C

ABN AMRO BALANCED FUND ("BALANCED FUND")
ABN AMRO BOND FUND ("BOND FUND")
ABN AMRO GROWTH FUND ("GROWTH FUND")
ABN AMRO HIGH YIELD BOND FUND ("HIGH YIELD BOND FUND")
ABN AMRO INVESTMENT GRADE BOND FUND ("INVESTMENT GRADE BOND FUND") ABN AMRO MID CAP FUND ("MID CAP FUND")
ABN AMRO MID CAP GROWTH FUND ("MID CAP GROWTH FUND")
ABN AMRO MUNICIPAL BOND FUND ("MUNICIPAL BOND FUND")
ABN AMRO REAL ESTATE FUND ("REAL ESTATE FUND")
ABN AMRO VALUE FUND ("VALUE FUND")
ABN AMRO/MONTAG & CALDWELL BALANCED FUND ("M&C BALANCED FUND")
ABN AMRO/MONTAG & CALDWELL GROWTH FUND ("M&C GROWTH FUND")
ABN AMRO/RIVER ROAD DYNAMIC EQUITY INCOME FUND ("RIVER ROAD DYNAMIC EQUITY INCOME FUND")
ABN AMRO/RIVER ROAD SMALL CAP VALUE FUND ("RIVER ROAD SMALL CAP
VALUE FUND")
ABN AMRO/TAMRO LARGE CAP VALUE FUND ("TAMRO LARGE CAP VALUE FUND") ABN AMRO/TAMRO SMALL CAP FUND ("TAMRO SMALL CAP FUND")
ABN AMRO/VEREDUS AGGRESSIVE GROWTH FUND ("VEREDUS AGGRESSIVE
GROWTH FUND")
ABN AMRO/VEREDUS SCITECH FUND ("VEREDUS SCITECH FUND")
ABN AMRO/VEREDUS SELECT GROWTH FUND ("VEREDUS SELECT GROWTH FUND")


( Each, a "Fund," collectively, the "Funds")

On August 25, 2006, the Trust held a Special Meeting of
Shareholders (the "Meeting") for the following purposes:

(1)	To approve a new investment advisory agreement between
each Fund and Aston Asset Management LLC ("Aston")
("Proposal 1").

(2)	To approve a new subadvisory agreement between Aston and
each Subadviser, as listed below ("Proposal 2"):

a.	(For shareholders of Growth Fund, Mid Cap Growth Fund,
Real Estate Fund and High Yield Bond Fund) to approve a new subadvisory agreement between Aston and ABN AMRO
Asset Management, Inc.;

b.	(For shareholders of M&C Growth Fund and M&C Balanced
Fund) to approve a new subadvisory agreement between Aston and Montag & Caldwell, Inc.;

c.	(For shareholders of River Road Dynamic Equity Income
Fund and River Road Small Cap Value Fund) to approve a new subadvisory agreement between Aston and River Road
Asset Management, LLC;

d.	(For shareholders of TAMRO Large Cap Value Fund and
TAMRO Small Cap Fund) to approve a new subadvisory agreement between Aston and TAMRO Capital Partners, LLC;

e.	(For shareholders of Veredus Select Growth Fund,
Veredus Aggressive Growth Fund and Veredus SciTech
Fund) to approve a new subadvisory agreement between Aston and Veredus Asset Management LLC;

f.	(For shareholders of Value Fund) to approve a new
subadvisory agreement between Aston and MFS
Institutional Advisors, Inc.

g.	(For shareholders of Mid Cap Fund) to approve a new
subadvisory agreement between Aston and Optimum
Investment Advisors, LLC;

h.	(For shareholders of Bond Fund and Investment Grade
Bond Fund ) to approve a new subadvisory agreement between Aston and Taplin, Canida & Habacht, Inc.;

i.	(For shareholders of Municipal Bond Fund) to approve a
new subadvisory agreement between Aston and McDonnell
Investment Management, LLC;

j.	(For shareholders of Balanced Fund) to approve a new
subadvisory agreement (1) between Aston and ABN AMRO
Asset Management, Inc. for the equity component of the portfolio and (2) between Aston and Taplin, Canida &
Habacht, Inc. for the fixed income component of the portfolio.

(3)	To approve a "manager of managers" structure for each Fund
that, if approved by the Board of Trustees in the future, would permit the investment adviser to hire and replace subadvisers and to modify subadvisory agreements without shareholder approval ("Proposal 3").

With respect to all proposals for the Mid Cap Fund, River Road Small Cap Fund, TAMRO Small Cap Fund, Veredus Aggressive Growth Fund and Veredus SciTech Fund, the meeting was adjourned and reconvened on September 20, 2006. All proposals were approved by the shareholders for all Funds. The results of the voting are as follows:

PROPOSAL 1: APPROVAL OF INVESTMENT ADVISORY AGREEMENT

SHARES OUTSTANDING

                  FOR              AGAINST              ABSTAIN

Balanced Fund
          4,782.709.309          57,821.945           11,325.671

Bond Fund
        11,150,187.553          140,116.352           101,471.857

Growth Fund
        29,939,776.292          229,738.541           383,540.915

High Yield Bond Fund
          2,034,788.369           0.000                0.000

Investment Grade Bond Fund
          2,922,821.506        15,622.463               0.000

Mid Cap Fund
         13,016.625.969        153,827.072            304,099.980

Mid Cap Growth Fund
         101,738.056             0.000                  0.000

Municipal Bond Fund
        3,691,831.047          45,225.561              56,708.000

Real Estate Fund
        5,137,261.940          11,009.249               2,157.584

Value Fund
        24,645,535.931         4,313.609               5,643.459

M&C Balanced Fund
        1,545,971.942          80,207.694               4,513.670

M&C Growth Fund
       45,035,366.619          808,556.914             845,888.525

River Road Dynamic Equity Income Fund
         559,831.795           1,935.484                  0.000

River Road Small Cap Value Fund
         1,178,004.271         11,960.986              33,737.000

TAMRO Large Cap Value Fund
           803,672.382          12,727.730             10,511.583

TAMRO Small Cap Fund
          5,206,968.922         87,951.278             192,076.161

Veredus Aggressive Growth Fund
         18,076,461.060        123,056.724             113,713.457

Veredus SciTech Fund
         252,326.644           9,714.936                4,933.081

Veredus Select Growth Fund
        1,213,877.831        26,244.035                26,752.572


PROPOSAL 2:  APPROVAL OF INVESTMENT SUBADVISORY AGREEMENTS

SHARES OUTSTANDING

               FOR               AGAINST                 ABSTAIN

Growth Fund
        29,956,190.703         215,419.625             381,445.420

Mid Cap Fund
        13,001,536.170        169,716.098             303,300.753

Mid Cap Growth Fund
         101,738.056            0.000                   0.000

Real Estate Fund
       5,139,438.777          7,222.330                3,767.666

High Yield Bond Fund
      2,034.788.369            0.000                    0.000

Balanced Fund (equity component of portfolio)
      4,762,887.225         77,545.735               11,423.965

M&C Growth Fund
     45,311,636.901         344,439.316             1,033,735.841

M&C Balanced Fund
     1,545,971.942          81,036.694                3,684.670

River Road Dynamic Equity Income Fund
     559,831.795            1,935.484                  0.000

River Road Small Cap Value Fund
    1,186,437.271           10,920.986               26,344.000

TAMRO Large Cap Value Fund
    803,403.382            12,727.730                10,780.583

TAMRO Small Cap Fund
    5,190,831.619         89,227.837                206,936.905

Veredus Aggressive Growth Fund
    18,073,667.898        121,482.141               118,081.202

Veredus SciTech Fund
    251,430.644           10,122.683                5,421.334

Veredus Select Growth Fund
    1,224,767.757          25,273.603              16,833.078

Value Fund
     24,645,204.764        3,037.657                7,250.578

Bond Fund
     11,146,727.312        138,198.712             106,849.738

Investment Grade Bond Fund
     2,922,821.506         15,622.463                0.000

Balanced Fund (fixed income component of portfolio)
    4,778,974.815          61,033.039              11,849.071

Municipal Bond Fund
     3,698,676.516        48,305.437                46,782.655


PROPOSAL 3: APPROVAL OF "MANAGER OF MANAGERS" STRUCTURE

SHARES OUTSTANDING

           FOR               AGAINST                 ABSTAIN

Balanced Fund
       4,771,628.415       64,632.520                15,595.990

Bond Fund
     11,022,130.018         271,948.580              97,697.164

Growth Fund
     29,859,725.361         315,896.049              377,434.338

High Yield Bond Fund
     2,026,870.656          5,569.829                2,347.884

Investment Grade Bond Fund
     2,913,710.182         23,654,229                1,079.558

Mid Cap Fund
     10,003,684.131        3,152,519.029            318,349.861

Mid Cap Growth Fund
      101,738.056             0.000                  0.000

Municipal Bond Fund
      3,436,653.505        250,037.374             107,073.729

Real Estate Fund
      5,125,659.650         20,134.533             4,634.590

Value Fund
     24,642,999.636         5,020.818              7,472.545

M&C Balanced Fund
     1,532,877.610         86,213.490             11,602.206

M&C Growth Fund
    40,881,646.070       4,172,739.101           1,635,426.887

River Road Dynamic Equity Income Fund
    472,854.350           88,912.929                0.000

River Road Small Cap Value Fund
    840,747.438          355,590.819               27,364.000

TAMRO Large Cap Value Fund
    780,384.824          37,666.723                8,860.148

TAMRO Small Cap Fund
    4,803,207.911        485,574.954              198,213.496

Veredus Aggressive Growth Fund
      17,553,545.710        618,195.591            141,489.940

Veredus SciTech Fund
      245,535.538          16,372.789              5,066.334

Veredus Select Growth Fund
     1,178,115.807         69,970.926              18,787.705